UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 17, 2016

Enviva Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-37363	46-4097730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7200 Wisconsin Ave, Suite 1000 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 657-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

Purchase Agreement

On October 20, 2016, Enviva Partners, LP (the “Partnership”) and its wholly-owned subsidiary, Enviva Partners Finance Corp. (together with the Partnership, the “Issuers”) entered into a purchase agreement (the “Purchase Agreement”), by and among the Issuers, the subsidiary guarantors party thereto and J.P. Morgan Securities LLC, as representative of the initial purchasers listed in Schedule 1 thereto (collectively, the “Initial Purchasers”), pursuant to which the Issuers agreed to issue and sell to the Initial Purchasers $300,000,000 in aggregate principal amount of the Issuers’ 8.500% senior notes due 2021 (the “Notes”). The Notes are guaranteed (the “Guarantees”), jointly and severally, on a senior unsecured basis by the Partnership’s existing subsidiaries (other than Enviva Partners Finance Corp. and Enviva Pellets Wiggins, LLC) and its future restricted subsidiaries that guarantee certain of the Partnership’s indebtedness (collectively, the “Guarantors”). The Notes and the Guarantees will be sold to the Initial Purchasers at par, and the sale will result in net proceeds (after deducting the Initial Purchasers’ discounts and commissions and estimated offering expenses) to the Issuers of approximately $293.0 million. The closing of the issuance and sale of the Notes and the Guarantees is expected to occur on or about November 1, 2016, subject to customary closing conditions.

The proceeds from the Notes and the Guarantees will be funded into escrow, to be held pending the consummation of the proposed Sampson Acquisition (as defined below). Upon release, the Partnership intends to use the proceeds from the Notes and the Guarantees, together with cash on hand or net proceeds from sales of additional equity, to fund the consummation of the proposed acquisition of the entity which owns (i) a wood pellet production plant in Sampson County, North Carolina, (ii) a ten-year, 420,000 metric ton per year (“MTPY”) off-take contract with an affiliate of DONG Energy, (iii) a 15-year 95,000 MTPY off-take contract with a joint venture between an affiliate of Enviva Holdings, LP, a Delaware limited partnership, and affiliates of John Hancock Life Insurance Company and (iv) a third-party shipping contract (collectively, the “Sampson Acquisition”). The Partnership is also considering whether the consideration for the Sampson Acquisition should include an equity component as an alternative to sales of additional equity. If the conditions to the release of the proceeds of the Notes from escrow are not satisfied on or prior to January 31, 2017 (or an earlier date if we notify the trustee and the escrow agent that the Sampson Acquisition will not be consummated), the Notes will be subject to a special mandatory redemption at a redemption price of 100% of the initial issue price of the Notes, plus accrued and unpaid interest to the redemption date. The remainder of the proceeds from the Notes and the Guarantees will be used to repay certain outstanding term loan indebtedness under the Partnership’s senior secured credit facilities.

The Notes and the Guarantees will be issued and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereunder.  The Initial Purchasers intend to resell the Notes and Guarantees (i) inside the United States to “qualified institutional buyers,” as defined in Rule 144A (“Rule 144A”), under the Securities Act in private sales exempt from registration under the Securities Act in accordance with Rule 144A and (ii) to other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act (“Regulation S”) in accordance with Regulation S. The Notes and Guarantees have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The Purchase Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Notes and the Guarantees, indemnification (including indemnification for liabilities under the Securities Act) and contribution obligations and other terms and conditions customary in agreements of this type. The Issuers and the Guarantors also agreed to enter into a registration rights agreement with the holders of the Notes.

Certain of the Initial Purchasers or their affiliates perform and have performed commercial and investment banking and advisory services for the Partnership from time to time for which they receive and have received customary fees and expenses. In particular, affiliates of certain of the Initial Purchasers are lenders under the Partnership’s senior secured credit facilities and therefore may receive their pro rata share of any proceeds from the sale of the Notes that are used to repay borrowings under the Partnership’s senior secured credit facilities.  The Initial Purchasers may, from time to time, engage in transactions with and perform services for the Partnership in the ordinary course of their business, for which they will receive fees and expenses.

In addition, the Issuers and the Guarantors have agreed with the Initial Purchasers not to offer or sell any debt securities issued or guaranteed by the Issuers or any of the Guarantors and having a tenor of more than one year for a period of 90 days after the date of the Purchase Agreement without the prior consent of J.P. Morgan Securities LLC.

The summary of the Purchase Agreement set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Second Amendment to Credit Agreement

On October 17, 2016, the Partnership entered into the second amendment to the credit agreement governing the Partnership’s senior secured credit facilities (the “Second Amendment”). The Second Amendment provides that the revolving credit commitments under the Partnership’s senior secured credit facilities will increase from $25.0 million to $100.0 million upon the consummation of the Sampson Acquisition, the payment of outstanding borrowings under the A-2 and A-4 tranches of the senior secured credit facilities and the receipt of certain associated deliverables.

The summary of the Second Amendment set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement, a copy of which is being filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 2.03                   Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 concerning the Purchase Agreement and the Second Amendment is incorporated herein by reference.

Item 8.01.                Other Information.

On October 20, 2016, the Partnership issued a press release announcing that it had priced its private placement of the Notes. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 8.01 by reference.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01.                Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description
10.1

Purchase Agreement, dated as of October 20, 2016, by and among Enviva Partners, LP, Enviva Partners Finance Corp., the subsidiary guarantors party thereto and J.P. Morgan Securities LLC, as representative of the initial purchasers named therein.

10.2

Second Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement, dated as of October 17, 2016, by and among Enviva Partners, LP, as borrower, certain subsidiaries of Enviva Partners, LP, as guarantors, the lenders party thereto, the increasing revolving lenders party thereto and Barclays Bank PLC, as administrative agent and collateral agent.

99.1	Press release dated October 20, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIVA PARTNERS, LP

	By:	Enviva Partners GP, LLC, its general partner

Date: October 24, 2016

	By:	/s/ William H. Schmidt, Jr.
	Name:	William H. Schmidt, Jr.
	Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
10.1

Purchase Agreement, dated as of October 20, 2016, by and among Enviva Partners, LP, Enviva Partners Finance Corp., the subsidiary guarantors party thereto and J.P. Morgan Securities LLC, as representative of the initial purchasers named therein.

10.2

Second Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement, dated as of October 17, 2016, by and among Enviva Partners, LP, as borrower, certain subsidiaries of Enviva Partners, LP, as guarantors, the lenders party thereto, the increasing revolving lenders party thereto and Barclays Bank PLC, as administrative agent and collateral agent.

99.1	Press release dated October 20, 2016.